Ankit Consulting Services, Inc.

30211 Avenida de Las Banderas, Suite # 200, Rancho Santa Margarita, CA 92688
Phone: 949-683-3034, Facsimile: 949-271-4737

November 20, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read the statements made by Sharing Services Global Corporation, under Item 4.01(a) of Form 8-K dated November 20, 2023. We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Sharing Services Global Corporation contained therein.

Very truly yours,
Ankit Consulting Services, Inc.